UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2022
Tellurian Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-5507	06-0842255
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street,	Suite 3100,	Houston,	TX	77002
(Address of principal executive offices)				(Zip Code)
(832) 962-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	NYSE	American LLC
8.25% Senior Notes due 2028	TELZ	NYSE	American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.
On May 4, 2022, Tellurian Inc. issued a press release reporting financial results for the quarter ended March 31, 2022 and related information. A copy of the press release is attached to this report as Exhibit 99.1.
The information in this Current Report on Form 8-K, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 4, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name:	L. Kian Granmayeh
Title:	Chief Financial Officer
Date: May 4, 2022